EXHIBIT 5.1


                 [Orrick, Herrington & Sutcliffe LLP Letterhead]


                                                             August 4, 1998


ESI Tractebel Acquisition Corp.
Northeast Energy, LP
11760 US Highway One
Suite 600
North Palm Beach, Florida  33408

                  Re:  ESI Tractebel Acquisition Corp.
                       Northeast Energy, LP
                       Exchange Offer Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel for ESI Tractebel Acquisition Corp., a Delaware corporation (the "Company") and Northeast Energy, LP, a Delaware limited partnership (the "Guarantor") in connection with the filing by the Company and the Guarantor with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (File No. 333-52397) and amendments thereto (as so amended, the "Registration Statement"), relating to the Company's proposed offer (the "Exchange Offer") to exchange its 7.99% Series B Secured Bonds Due 2011 (the "New Securities") which are being registered pursuant to the Registration Statement and which are to be fully and unconditionally guaranteed (the "Guaranty") as to the payment of principal and interest by the Guarantor, for an equal principal amount of the Company's outstanding 7.99% Series A Secured Bonds Due 2011 (the "Old Securities"), pursuant to a Prospectus (the "Prospectus") contained in the Registration Statement.

         We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

         Based on such examination, we are of the opinion as follows:

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

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         2.  The Guarantor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

         3. The Guarantor has the limited partnership power and authority to execute and deliver the Guaranty and has duly executed and delivered the Guaranty.

         4. The New Securities, when duly authenticated in accordance with the provisions of the Indenture, and when issued and delivered in exchange for Old Securities pursuant to the Exchange Offer as described in the Registration Statement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

         5. When the New Securities are duly authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for Old Securities pursuant to the Exchange Offer as described in the Registration Statement, the Guaranty with respect thereto will constitute a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms.


         Our opinion that any document is valid, binding or enforceable in accordance with its terms is qualified as to:

         (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally;

         (b) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

         (c) rights to indemnification and contribution which may be limited by applicable law or equitable principles.


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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.



                                          Very truly yours,

                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                          ORRICK, HERRINGTON & SUTCLIFFE LLP